UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2021

Invesco Ltd.
(Exact name of registrant as specified in its charter)

Bermuda				001-13908	98-0557567
(State or Other Jurisdiction of Incorporation or Organization)				(Commission File No.)	(I.R.S. Employer Identification No.)

1555 Peachtree Street, N.E.,	Suite 1800,	Atlanta,	GA		30309
(Address of Principal Executive Offices)					(Zip Code)
(404) 892-0896
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.20 par value	IVZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers..
(b) On September 30, 2021, Invesco Ltd. (the “Company”) announced that Annette Lege will end her employment with the Company effective April 1, 2022, to pursue other opportunities.

(c) Terry Vacheron, age 58, will assume the role of Chief Accounting Officer of the Company, including responsibility for global tax, effective March 15, 2022. Ms. Vacheron joined the Company in 2020 and currently serves as Head of Global Tax. In this role, she oversees all tax-related matters, leads the payroll functions for North America and EMEA, and leads the SOX technology oversight program. Previously, Ms. Vacheron was with Truist Financial Corporation and it is predecessor, SunTrust Banks, Inc., where she served as the chief tax officer from October 2009 to September 2020. Ms. Vacheron held other leadership roles at SunTrust Banks, Inc. including serving as the corporate functions risk officer. Previously, Ms. Vacheron was a tax partner with Deloitte & Touche, LLP and Arthur Andersen, LLP, directing engagements with large public financial services clients.

There is no arrangement or understanding between Ms. Vacheron and any other persons pursuant to which she was selected for her position. There are no family relationships between either Ms. Vacheron and any of the Company’s directors, executive officers or other key personnel reportable under Item 401(d) of Regulation S-K. There are no related party transactions between the Company and Ms. Vacheron reportable under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Ltd.

By:	/s/ Robert H. Rigsby
Robert H. Rigsby
Head of Legal - Corporate and Alternatives and Assistant Secretary
Date: September 30, 2021